                                                                   Exhibit 10.12

                        EARN OUT STOCK ESCROW AGREEMENT

          THIS EARN OUT STOCK ESCROW AGREEMENT (this "Agreement") is made on November 6, 1996, among ZMAX CORPORATION, a Nevada corporation ("ZMAX"); Michael
C. Higgins and Michael S. Cannon (collectively, the "Stockholders" and individually, a "Stockholder"); and Powell, Goldstein, Frazer & Murphy ("Escrow Agent").

                                  BACKGROUND:

          ZMAX and the Stockholders have agreed that ZMAX is acquiring all outstanding capital stock, par value $1.00 (the "CSI Stock") of Century Services, Inc., a Maryland corporation ("CSI") by the Corporation, pursuant to the terms and conditions of the Stock Purchase Agreement dated the same date as this Agreement, among ZMAX and the Stockholders (the "Acquisition Agreement"). The transactions contemplated by the Acquisition Agreement are referred to as the "Transaction."

          In accordance with the Acquisition Agreement, ZMAX will issue 3,200,000 shares of ZMAX common stock, par value $0.001 (the "ZMAX Stock") to the Stockholders in exchange for their shares of CSI Stock.

          2,800,000 of the 3,200,000 shares of ZMAX Stock (the "Earn Out Stock") are subject to earn out on the terms and conditions set forth in the Acquisition Agreement.

          The parties have agreed to place the Earn Out Stock into escrow to be released on the terms and conditions set forth in the Acquisition Agreement and below.

          In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                              STATEMENT OF TERMS:

          1.  Definitions.  All capitalized terms used in this Agreement and not
              -----------
otherwise defined herein shall have the meanings assigned to such terms in the Acquisition Agreement.

          2.  Appointment of Escrow Agent.  ZMAX and the Stockholders appoint
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Powell, Goldstein, Frazer & Murphy as Escrow Agent, and Escrow Agent agrees to such appointment, all pursuant to the terms of this Agreement.

          3.  Delivery of Stock Certificates to Escrow Agent.  ZMAX will deliver
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to Escrow Agent two stock certificates evidencing the issuance of 1,400,000 share of ZMAX Stock to each Stockholder. Escrow Agent will hold such stock certificates in its vault and will release them only pursuant to the terms and conditions of this Agreement.

      4.  Procedures for Release of Stock.
          -------------------------------

          4.1  Receipt of Cash Flow Statement; Notice to Transfer Agent.  During
               --------------------------------------------------------
the term of this Agreement, upon receipt by Escrow Agent of either (i) a Cash Flow Statement (as defined in the Acquisition Agreement) signed as approved by ZMAX and each Stockholder pursuant to Section 1.5 or 1.6 of the Acquisition Agreement or (ii) instructions jointly signed by ZMAX and the Stockholders or a court or arbitration order as to the Cash Flow of CSI for a particular period, Escrow Agent will deliver the ZMAX stock certificates held by it to ZMAX's transfer agent ("Transfer Agent") and instruct Transfer Agent to replace each stock certificate with (i) one new stock certificate evidencing the number of shares of ZMAX Stock to be released to the Stockholder as described in the Cash Flow Statement or other instructions and (ii) a second new stock certificate evidencing the number of shares remaining, if any, after deducting the shares being released as described in the Cash Flow Statement or other instructions, which remaining shares will continue to be designated as Earn Out Stock and remain subject to this Agreement. Escrow Agent will further instruct the Transfer Agent to deliver the first new certificate to the Stockholder and the second new certificate to Escrow Agent and to legend all stock certificates in accordance with the Stockholders Agreement between ZMAX and the Stockholders; provided, however, that until August 6, 1997, the first new certificate will be delivered to ZMAX in accordance with the Stock Pledge and Security Agreement between each Stockholder and ZMAX dated as of the date of this Agreement.

          4.2  Notice of Termination of Earn Out.  Upon receipt by Escrow Agent
               ---------------------------------
of a certificate from an executive officer of ZMAX or CSI certifying that a Stockholder has been terminated by CSI for cause (as defined in the Stockholder's employment agreement with CSI) or has violated his non-competition, non-solicitation or proprietary information restrictions contained in his employment agreement with CSI, Escrow Agent will promptly fax a copy of the officer's certificate to the affected Stockholder. Unless, within 10 business days of Escrow Agent's sending such fax, Escrow Agent receives notice from the Stockholder that he disputes the termination or breach of his employment agreement, Escrow Agent will deliver to ZMAX the stock certificate of the Stockholder held by Escrow Agent. If Escrow Agent receives a dispute notice from the Stockholder, Escrow Agent will continue holding the stock certificate of the Stockholder until it receives joint instructions from ZMAX and the Stockholder or court or arbitration order.

          4.3  Delivery Method.  All documents and stock certificates delivered
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under this Agreement will be delivered to the proper parties by Federal Express or other recognized overnight courier service that provides receipt of delivery.

      5.  Notice of Accounting Firm.  ZMAX will promptly notify Escrow Agent
          -------------------------
if the independent accounting firm serving CSI is changed.

      6.  Rights and Duties of Escrow Agent.
          ---------------------------------

          6.1 Escrow Agent will not be liable for any actions taken or omitted upon the advice of counsel or upon a reasonable interpretation of any instructions or documents provided to it by ZMAX or the Stockholders that it reasonably believes to be genuine or duly authorized. Escrow Agent may decline to act if it is in doubt as to its duties under this Agreement and shall not be liable for such failure to act. Notwithstanding references herein to the Acquisition Agreement, Escrow Agent will not be charged with, nor be deemed to have knowledge of, any terms or conditions thereof, and Escrow Agent will not be under any duty to make any investigation of facts reported to it thereunder.

          6.2 If Escrow Agent shall incur any liability, damage or expense arising out of or resulting from any claim that Escrow Agent has improperly distributed any of the Closing Documents under this Agreement, other than as a result of Escrow Agent's gross negligence or willful misconduct, ZMAX and the Stockholders (collectively, the "Indemnitor") shall indemnify and hold Escrow Agent harmless therefrom. Escrow Agent is not responsible for the genuineness of any signature and may rely conclusively upon, and shall be protected in acting upon, any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper party, or duly authorized or properly made.

          6.3 Escrow Agent is not responsible for any of the agreements described herein except for the performance of its duties as expressly set forth herein. Escrow Agent's duties and obligations hereunder will be governed solely by the provisions of this Agreement, and Escrow Agent shall not have any duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms of this Agreement.

          6.4 Escrow Agent will not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or other action under or with respect to this Agreement, unless duly executed by ZMAX and the Stockholders and, if Escrow Agent's rights or duties are affected thereby, unless Escrow Agent has given its prior written consent thereto.

          6.5 In the event of any controversy or dispute hereunder, or with respect to any question as to the construction of this Agreement, or any action to be taken by Escrow Agent hereunder, Escrow Agent will incur no liability for any action taken or omitted in good faith in accordance with the advice and the opinion of its counsel or its own reasonable judgment. In the event of any controversy or dispute hereunder, or with respect to any question as to the construction of this Agreement, or any action to be taken by Escrow Agent hereunder, Escrow Agent may request joint written instructions signed by ZMAX and both Stockholders and/or may seek advice of counsel or commence an interpleader action or seek any other appropriate relief from a court of competent jurisdiction. ZMAX and the Stockholders each consent to jurisdiction and venue in such court. If Escrow Agent deems it necessary to seek advise of counsel under this Section 6.5, ZMAX and the Stockholders will reimburse Escrow Agent for the actual and reasonable costs of such counsel.

              6.6 Escrow Agent's liability under this Agreement will be limited solely to gross negligence or willful misconduct on its part.

              6.7 The parties acknowledge that Escrow Agent is a law firm currently representing ZMAX in the Transaction. ZMAX and the Stockholders agree that this Agreement and the performance of the terms thereof by Escrow Agent will not act in any manner to disqualify the law firm of Powell, Goldstein, Frazer & Murphy from continuing its representation of ZMAX in the Transaction or the contemplated engagement of Powell, Goldstein, Frazer & Murphy by CSI after the Transaction is completed. ZMAX and the Stockholders, each having advice of separate counsel, hereby waive conflict, if any, created by Escrow Agent simultaneously serving as escrow agent under this Agreement any in such representation of ZMAX and/or CSI. The parties further acknowledge that Escrow Agent is entitled to reimbursement of its costs and expenses and the standard hourly fees of attorneys in its firm that assist in performing the duties of Escrow Agent under this Agreement, which amounts will be billed by Escrow Agent to ZMAX.

          7.  Termination.  This Agreement shall terminate upon the date on
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which all Earn Out Shares have been delivered to the Stockholders.

          8.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the District of Columbia.

          9.  Assignment.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          10. No Third Party Beneficiaries.  None of the provisions of this
              ----------------------------
Agreement is or shall be construed as for the benefit of or enforceable by any person not a party to this Agreement.

          11. Notice.  Any notice required to be given hereunder shall be in
              ------
writing and either hand delivered or sent by Federal Express or other recognized overnight courier service that provides receipt of delivery, simultaneously to all parties at the addresses set forth below. Each party shall have the right to change its address for the receipt of notices, upon the giving of proper notice to all other parties hereto.

     If to ZMAX:              ZMAX Corporation
                              Powell, Goldstein, Frazer & Murphy
                              1001 Pennsylvania Avenue, N.W.
                              Sixth Floor
                              Washington, D.C.  20004
                              Attention:  Michael H. Chanin, Esq.
                              Phone:  (202) 347-0066
                              Fax:  (202) 624-7222

     If to the Stockholders:  Michael C. Higgins
                              12408 Rivers Edge Drive
                              Potomac, Maryland  20854
                              Phone:  (301) 926-6771

     And/Or (as applicable):  Michael S. Cannon
                              46367 Hampshire Station
                              Sterling, Virginia  20165
                              Phone:  (703) 404-2726

     with a copy to:          William J. Rowan, III, Esq.
                              Law Offices of Rowan and Quirk
                              27 Wood Lane
                              Rockville, Maryland  20850
                              Phone:  (301) 762-4050
                              Fax:  (301) 762-9189

     If to Escrow Agent:      Powell, Goldstein, Frazer & Murphy
                              1001 Pennsylvania Avenue, N.W.
                              Sixth Floor
                              Washington, D.C.  20004
                              Attention:  Michael H. Chanin, Esq.
                              Phone:  (202) 347-0066
                              Fax:  (202) 624-7222

     12.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
among the parties hereto relating to the escrow arrangements for the Earn Out Stock.

     13.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original. In order for this Agreement to be effective, it shall not be necessary for all counterparts to be signed by each party hereto, provided that at least one counterpart of this Agreement is signed by each of the parties hereto.


                         [SIGNATURES ON FOLLOWING PAGE]

     EXECUTED on 11/6, 1996.


ZMAX CORPORATION



By:   /s/ Norm Wareham
     -----------------------------------------
     Name:  Norm Wareham
     Title: Vice President


  /s/ Michael S. Cannon
----------------------------------------------
Michael S. Cannon


  /s/ Michael C. Higgins
----------------------------------------------
Michael C. Higgins



POWELL, GOLDSTEIN, FRAZER & MURPHY



By:    /s/ Michael H. Chanin
     ------------------------------------------
     Name: Michael H. Chanin
     Partner